EXHIBIT (23)

CONSENT OF KPMG PEAT MARWICK LLP
------------------------------------------------------------------------------

Board of Directors
First Union Corporation

        We consent to the incorporation by reference in the Registration Statements of (i) First Union Corporation on:

                                    REGISTRATION             REGISTRATION
                                       STATEMENT                STATEMENT
                           FORM           NUMBER     FORM          NUMBER
                         -------   --------------  -------  --------------

                            S-3       33-50103        S-8      33-65501
                            S-8       33-51964        S-8      333-2551
                            S-8       33-54148        S-8      333-2561
                            S-8       33-54274        S-8      333-10179
                            S-8       33-54739        S-8      333-10211
                            S-3       33-56927        S-8      333-11613
                            S-8       33-60835        S-8      333-14469
                            S-8       33-60913        S-3      333-15743
                            S-3       33-61941        S-3      333-17599
                            S-8       33-62307        S-4      333-19039-01
                            S-8       33-62399        S-4      333-20611
                            S-8       33-63387



(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of First Union Corporation of our report dated January 16, 1997, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31,1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1996 Form 10-K.







KPMG PEAT MARWICK LLP

Charlotte, North Carolina
March 12, 1997